Office Locations Las Vegas, NV New York, NY Pune, India Beijing, China

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Linea Deportiva Prince Mexico, S.A. de C.V.

We have audited the accompanying balance sheets of Linea Deportiva Prince Mexico, S.A. de C.V. (the “Company”) as of December 31, 2011 and 2010 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for years then ended. Linea Deportiva Prince Mexico, S.A. de C.V.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linea Deportiva Prince Mexico, S.A. de C.V. as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
December 14, 2012

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com

LINEA DEPORTIVA PRINCE MEXICO, S.A. DE C.V.

Consolidated Balance Sheets

(Audited)

	December 31, 2011	December 31, 2010
Assets

Current assets:
Cash and equivalents	$24,026	$3,891
Accounts receivable	33,533	129,413
Inventory	284,670	207,903
Total current assets	342,229	341,207

Fixed assets:
Total fixed assets, net	1,835	7,160

Total assets	$344,064	$348,367

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$237,335	$252,196
Notes payable - related party	471,195	410,736
Accrued expenses and taxes	12,110	12,763
Total current liabilities	720,640	675,695

Total liabilities	720,640	675,695

Stockholders’ deficit:
Common stock, $0.00 pas value, 50 shares authorized, 50 shares issued and outstanding as of December 31, 2011 and 2010, respectively	-	-
Additional paid in capital	4,060	4,060
Accumulated other comprehensive income	42,961	(5,133)
Accumulated deficit	(423,597)	(326,255)
Total stockholders’ deficit	(376,576)	(327,328)

Total liabilities and stockholders’ deficit	$344,064	$348,367

The accompanying notes are an integral part of these financial statements.

LINEA DEPORTIVA PRINCE MEXICO, S.A. DE C.V.

Consolidated Statements of Operations and Comprehensive Loss

(Audited)

	For the years ended
	December 31,
	2011	2010

Revenues, net	$499,156	$506,750
Costs of sales	(388,384)	(444,961)

Gross profit	110,772	61,789

Operating expenses:
Depreciation expense	1,587	769
Advertising and promotional	1,442	24,655
General and administrative expenses	68,705	95,605
Salaries and wages	40,719	46,795
Consulting services	26,567	19,692
Professional services	14,336	37,565
Shrinkage	2,599	33,878
Travel and entertainment	42,304	32,485
Total operating expenses	198,259	291,444

(Loss) before other expenses	(84,888)	(195,777)

Other expenses:
Interest expense	-	(112)
Taxes	(9,855)	(7,633)
Total other expenses	(9,855)	(7,745)

Net Loss	$(97,342)	$(237,400)

Other comprehensive gain (loss)
Foreign exchange adjustment	48,094	(9,658)
Comprehensive loss	$(49,248)	$(247,058)

Net loss per share - basic	$(1,947)	$(4,748)

Weighted average number of common
shares outstanding - basic	50	50

The accompanying notes are an integral part of these financial statements.

LINEA DEPORTIVA PRINCE MEXICO, S.A. DE C.V.

Consolidated Financial Statements

Statement of Stockholders’ Deficit

(Audited)

				Accumulated
				Other
			Additional	Comprehensive	Retained	Total
	Common Stock		Paid-in	Income	Earnings	Stockholders’
	Shares	Amount	Capital	(Loss)	(Deficit)	(Deficit)

Balance, January 1, 2010	50	$-	$4,060	$4,525	$(88,855)	$(80,270)

Comprehensive loss for
the year	-	-	-	(9,658)	-	(9,658)

Net loss
For the year ended
December 31, 2010	-	-	-	-	(237,400)	(237,400)

Balance, December 31, 2010	50	-	4,060	(5,133)	(326,255)	(327,328)

Comprehensive loss for
the year	-	-	-	48,094	-	48,093

Net loss
For the year ended
December 31, 2011	-	-	-	-	(97,342)	(97,342)

Balance, December 31, 2011	50	$-	$4,060	$42,961	$(423,597)	$(376,576)

The accompanying notes are an integral part of these financial statements.

LINEA DEPORTIVA PRINCE MEXICO, S.A. DE C.V.

Consolidated Statements of Cash Flows

(Audited)

	For the years ended
	December 31,
	2012	2011

Cash flows from operating activities
Net loss	$(97,342)	$(237,400)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	1,587	769
Changes in operating assets and liabilities:
(Increase) in accounts receivable	90,947	40,478
(Increase) in inventory	(112,866)	(53,647)
Increase (decrease) in accounts payable and accrued taxes	16,655	6,217
Net cash (used in) operating activities	(101,019)	(243,583)

Cash flows from investing activities
Proceeds from sale of fixed assets	4,022	-
Purchases of fixed assets	(555)	(7,050)
Net cash (used in) investing activities	3,467	(7,050)

Cash flows from financing activities
Proceeds from note payable - related party	120,644	237,355
Net cash provided by financing activities	120,644	237,355

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,957)	589

NET INCREASE (DECREASE) IN CASH	20,135	(12,689)

CASH - BEGINNING OF THE YEAR	3,891	16,580

CASH - END OF THE YEAR	$24,026	$3,891

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Interest paid	$-	$-
Income taxes paid	$16,774	$1,206

The accompanying notes are an integral part of these financial statements.

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was originally organized April 25, 2008 (Date of Inception) in Guadalajara, Jalisco, Mexico, as Linea Deportiva Prince México S.A. de C.V.  The Company was organized to distribute and sell clothing and sporting goods in Mexico.

On April 15, 2008, Prince México entered into a Distribution Agreement with Prince USA, which provides Prince México the exclusive rights to sell Prince USA brand name products in Mexico, Central America and South America.  The Distribution Agreement is in effect from April 15, 2008 through December 31, 2012 and is subject to minimum purchase and advertising budget requirements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing accounts that currently do not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2011 and 2010.

Foreign Currency Translation

The functional currency for most foreign operations is the Mexican Peso. The financial statements of foreign operations have been translated into U.S. dollars.  Asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Revenue and expense accounts have been translated using the average exchange rate for the period.  The gains and losses associated with the translation of the financial statements resulting from the changes in exchange rates from period to period have been reported in the accumulated other comprehensive income or loss account in shareholders’ equity.  To the extent assets and liabilities of the foreign operations are realized or the foreign operations pay back intercompany debt, amounts previously reported in the accumulated other comprehensive income or loss account would be included in net income or loss in the period in which the transaction occurs.  Transaction gains or losses, other than those related to intercompany accounts and investments deemed to be of a long-term nature, are included in net income or loss in the period in which they occur.

Accounts receivable and Allowances

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances and do not bear interest.  The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future.

On a periodic basis, management evaluates the collectibility of accounts receivable based on a combination of factors.  In circumstances where there is knowledge of a specific customer’s inability to meet its financial obligations, a specific reserve is recorded against amounts due to reduce the net recognized receivable to the amount that is reasonably believed to be collected.  For all other customers, reserves are established based on historical bad debts, customer payment patterns and current economic conditions.  The establishment of these reserves requires the use of judgment and assumptions regarding the potential for losses on receivable balances.  If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required resulting in an additional charge to expenses when made.

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis.  The Company records a write-down for inventories which have become obsolete or are in excess of anticipated demand or net realizable value.  The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels.  If future demand or market conditions for the Company’s products are less favorable than forecasted or if unforeseen changes negatively impact the utility of the Company’s inventory, it may be required to record additional write-downs which would negatively impact gross margins in the period when the write-downs are recorded.  If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

It is at least reasonably possible that the estimates used by the Company to determine its provision for inventory losses will materially differ from the actual amounts or results.  These differences could result in materially higher than expected inventory provisions, which could have a materially adverse effect on the Company’s results of operations and financial condition in the near term.  These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual experience if future economic conditions, levels of consumer demand, customer inventory levels or competitive conditions differ from expectations.

Balance of inventory as on December 31, 2011 and 2010 was $284,670 and $207,903.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Transportation equipment	5 years

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors.  Based on this assessment there was no impairment as December 31, 2011 and 2010.

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

The Company recognizes revenue from product sales when title passes and the risks and rewards of ownership have passed to the customer, based on the terms of sale.  Title passes generally upon shipment or upon receipt by the customer depending on the country of the sale and the agreement with the customer.  In some instances, products are shipped directly from the Company’s suppliers to the Company’s customers and revenue is recognized when the product is delivered to and accepted by the customer or a representative of the customer.  The Company’s revenues may fluctuate in cases when the Company’s customers delay accepting shipment of product for periods up to several weeks.  Reserves for estimated returns are established based upon historical return rates and recorded as reductions of sales.  Right of return is not provided to the Company’s customers at the time of sale other than for the Company’s failure to meet the terms of the customer’s order.  The substantial reasons for such returns are late shipment of product unless a cancellation date was identified when the order was placed; incorrect items shipped; and defective merchandise.  Return requests for late shipment or incorrect items shipped must be made within several days of receipt of the merchandise.  Returns for defective merchandise are accepted based upon the specific warranty for the individual product. Returns are accepted only with pre-approval from the Company.

Advertising costs

Advertising costs are anticipated to be expensed as incurred.  During the years ended December 31, 2011 and 2010, there were $1,442 and $24,655 in advertising costs included in advertising and promotion, respectively.

Fair value of financial instruments

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 - Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Loss per Common Share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding.  Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock warrants. Loss per common share has been computed using the weighted average number of common shares outstanding during the year. For the years ended December 31, 2011 and 2010, the assumed conversion of convertible preferred shares and the exercise of stock warrants have not existed and thus are anti-dilutive due to the Company’s net losses and are excluded in determining diluted loss per share.

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income tax, corporate flat tax, and employee profit sharing, prepaid or deferred

Provisions for income tax (ISR for its Spanish acronym), corporate flat tax (IETU for its Spanish acronym) and employee profit sharing (PTU for its Spanish acronym) are recorded in income for the year they become payable. Also, a deferred tax effect arising from temporary differences is included which results from comparing book and tax values of assets and liabilities. This also includes the benefit of tax loss carryforwards and tax credits,. A deferred tax asset is recorded only when there is a high likelihood that it can be recovered. Deferred taxes are determined using enacted tax rates that are estimated to be effective on the dates temporary items will be reversed or realized. The PTU payable and deferred is considered as an ordinary expense as part of employee benefits.

Corporate Flat Tax (IETU) is a tax that co-exists with Income Tax; therefore, the Company has drawn up projections based on reasonable, reliable assumptions properly supported, and represent Management’s best estimate where it has identified that the expected trend is essentially that Income Tax will be paid in future years. Accordingly, only deferred Income Tax has been recognized.

Year end

The Company has a year end of December 31.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through November 2012 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has recently sustained operating losses totaling $97,342 for the year ended December 31, 2011 and has an accumulated deficit of $423,597 at December 31, 2011.  The Company has and will continue to use significant capital to grow and acquire market share.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 - ACCOUNTS RECEIVABLE

As of December 31, 2011 and 2010, accounts receivable are analyzed as follows:

	December 31,
	2011	2010
Trade receivables	$ 101,332	$ 159,963

Less: Allowance for doubtful accounts	(67,799)	(30,550)
	$ 33,533	$ 129,413

NOTE 4 - INVENTORIES

As of December 31, 2011 and 2010, inventories are summarized as follows:

	December 31,
	2011	2010
Finished goods	$ 284,670	$ 207,903
	$ 284,670	$ 207,903

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 5 - FIXED ASSETS

As of December 31, 2011 and 2010, fixed assets consisted of the following:

	December 31,
	2011	2010
Transportation equipment	$2,188	$7,985

Property and equipment, total	2,188	7,985
Less: accumulated depreciation	(352)	(826)
Property and equipment, net	$1,835	$7,160

During 2011, the Company sold vehicle for total cash proceeds of $4,022, which equated to the carrying value of the asset, as such no gain or loss was recognized on the sale of the asset. Depreciation expense for the years ended December 31, 2011 and 2010 totaled $1,587 and $769, respectively.

NOTE 6 - NOTES PAYABLE TO RELATED PARTIES

During the years ended December 31, 2011 and 2010, the Company received loans from the officers of the Company.  The loans are secured, bear 0% interest and are due on demand.  As of December 31, 2011 and 2010, the total loan balances owed to related parties were as follows:

	December 31,
	2011	2010
Francis Duncan Alexander Forbes	$ 217,281	$ 178,591
Stephen Fred Adams	253,915	232,145

	$ 471,195	$ 410,736

NOTE 7 - STOCKHOLDERS’ EQUITY

a

Capital stock

Capital stock is represented by common, nominative shares; with a par value of one peso each representing fixed capital. The Company issued 50 shares of common stock, 25 shares to each officer for total proceeds of $50,000 Mexican pesos, representing $4,060 in US dollars.

b

Legal reserve-

Net income for the year is subject to the legal provision which requires appropriating 5% of that income to a legal reserve until that reserve equals 20% of the capital stock. The balance of the legal reserve may not be distributed to the stockholders during the existence of the Company, except as stock dividends.

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 7 - STOCKHOLDERS’ EQUITY (CONTINUED)

c

Capital decreases

As of December 31, 2011, the balance of the Additional Paid-in Capital Account (CUCA for its acronym in Spanish) amounts to $4,060. Any reimbursement to the stockholders that exceeds the foregoing amount should be treated as a distributed earning for tax purposes.

If equity exceeds CUCA balance, the differential will be considered as a dividend or earning distributed subject to the payment of income tax. If earnings are paid out of the CUFIN referred to above, there is no corporate tax to pay for the decrease or repayment of capital. Otherwise, this should be treated as a distribution of dividends or earnings.

NOTE 8 - INCOME TAXES

For the year ended December 31, 2011, the Company determined a tax loss in the amount of $23,787 which differs from the loss for the year before income taxes in the amount of $87,487, mainly due to nondeductible expenses and the annual adjustment for inflation.

NOTE 9 - CORPORATE FLAT TAX (IETU)

Corporate Flat Tax (IETU, for its Spanish acronym) for the period is calculated using a 17.5% rate on income determined based on cash flows, which is calculated by reducing authorized deductions from the total revenue received from qualifying activities. The so-called IETU credits are reduced from the above income, as provided for in currently enacted legislation.

IETU credits are amounts that can be reduced from IETU itself, which include, among other things, IETU loss carryforwards, credits on salaries, social security contributions, and deductions of some assets such as inventories and fixed assets, during the transition period as a result of the effectiveness of the IETU.

IETU is a tax that co-exists with Income Tax; therefore, it will be subject to the following:

a

If the amount of IETU exceeds Income Tax of the same period, the Company will pay IETU.

Pursuant to the foregoing, the Company will reduce Income Tax paid in the same period from

IETU of the period.

b

If IETU is less than Income Tax of the same period, the company will not pay IETU in the period.

c

If the IETU base is negative due to deductions that exceed taxable income, there will be no IETU due. Additionally, the amount of that base multiplied by the IETU rate results in a IETU credit that can be offset against Income Tax of the same period up to December 31, 2009. Effective 2010, only IETU of subsequent periods may be credited.

During the year ended December 31, 2011 and 2010, the Company did not generate IETU.

NOTE 10 - DEFERRED INCOME TAX

As of December 31, 2011 and 2010 the company has no temporary items that generate deferred tax liability (asset).

LINEA DEPORTIVA PRINCE MEXICO S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 11 - TAX LOSS CARRYFORWARDS FOR INCOME TAX PURPOSES

Tax loss carryforwards can be offset against future taxable income during the following ten fiscal years. Those tax loss carryforwards may be restated by using the NCPI, as of the first month of the second half of the fiscal year in which the loss was incurred and up to the last month of the first half of the fiscal year in which the tax loss carryforward is realized.

As of December 31, 2011, tax loss carryforwards restated at that date are summarized as follows:

Year incurred

    Restated amount

    Year of expiration

2011

$

23,787

2021

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company has signed a lease for offices and a warehouse commencing on January 1, 2012. This lease is for a mandatory 6 month term. During fiscal year 2011 and 2010 the company did not have any lease for office space. The rent is paid in pesos. The minimum monthly payments provided for in the lease amount to $1,569.

NOTE 13 - SUBSEQUENT EVENTS

On July 6, 2012, the Registrant entered into and closed a Securities Exchange Agreement (“Agreement”) by and between the Registrant; Linea Deportiva Prince México, S.A. de C.V., a Mexican corporation (“Prince México”); Mr. Duncan A. Forbes Mol. III (“Forbes”), a holder of the majority of the Registrant’s common stock; and the security holders of Prince México (“Prince Security Holders”), all of whom collectively own a majority of Prince México’s issued and outstanding common stock.

We entered into and closed a Share Exchange Agreement on July 6, 2012, by and between Eurasia Design, Inc.; Linea Deportiva Prince México, S.A. de C.V., a Mexican corporation (“Prince México”); Mr. Duncan A. Forbes Mol. III, a holder of the majority of Eurasia Design’s common stock; and the Prince Security Holders, all of whom collectively own a majority of Prince México’s issued and outstanding common stock.

Pursuant to the terms of the Agreement, we agreed to issue 1,800,000 shares of our unregistered common stock in exchange for 100% of Prince México’s issued and outstanding common stock and the cancellation of a total of 3,783,300 shares of common stock, held by Mr. Forbes.

The Agreement was anticipated to become effective on upon the delivery of audited financial statements of Prince México, pursuant to paragraph 9.2 of the Agreement.  On July 11, 2012, we filed a Current Report on Form 8-K to disclose the closing of the Agreement (the “July 11 Form 8-K”).

On August 9, 2012, Salles, Sainz - Grant Thornton, S.C. (“SSGT”), the independent accounting firm engaged to audit the financial statements of Prince México for the years ended December 31, 2010 and 2011, notified Eurasia Design and Prince México that it did not consent to the use, and inclusion, of its audit report in the July 11 Form 8-K.

As a result of the above, Prince México was unable to meet its obligations under paragraph 9.2 of the Agreement and the transactions contemplated therein were delayed until such time as Prince México obtained audited financial statements for the years ended December 31, 2011 and 2010.